SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 1, 2003

                              Repligen Corporation
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                        0-14656                04-2729386
(State or Other Jurisdiction            (Commission           (I.R.S. Employer
     of Incorporation)                  File Number)         Identification No.)

            41 Seyon Street
         Building #1, Suite 100
         Waltham, Massachusetts                      02453
(Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (781) 250-0111

                           No change since last report
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events and Required FD Disclosure.

An arbitration proceeding has been filed against the Company entitled, ChiRhoClin, Inc. vs. Repligen Corporation (Arbitration No. 131810059003) on March 4, 2003 with the American Arbitration Association in New York on March 4, 2003. ChiRhoClin, Inc. alleges a breach of contract for non-payment of royalties due under our licensing agreement based on a dispute regarding certain marketing expense reimbursements taken by the Company. ChiRhoClin, Inc.'s claim is approximately $800,000. We believe these claims have no merit and will vigorously contest these claims. This arbitration is at an early stage and has been stayed pending the outcome of settlement discussions between the parties.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Business Acquired: None required.

      (b)   Pro Forma Financial Information: None required.

      (c)   Exhibits:

      None


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  REPLIGEN CORPORATION


                                  By: /s/ Walter C. Herlihy
                                      --------------------------------
                                      Walter C. Herlihy
                                      Chief Executive Officer and President

Date: May 1, 2003


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